UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
September 11, 2006

STUDIO ONE MEDIA, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-10196	23-2517953
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7650 E. Evans Rd., Suite C
Scottsdale, Arizona 85260
(Address of principal executive offices) (Zip Code)

(480) 556-9303
(Registrant's telephone number, including area code)

DIMENSIONAL VISIONS INCORPORATED
8777 N. Gainey Center Drive, Suite 191, Scottsdale, Arizona 85258
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Studio One Media, Inc. has appointed Mr. Larry Meyers, as Vice President, video engineering. Mr. Meyers has over 30 years of experience in the entertainment industry, with a specialty in video recording and production and related technologies.

After graduating Penn State University in 1973, with a degree in Broadcasting, Larry began his career as a freelance cameraman, working for all the major networks. The experience, expertise and contacts that Larry earned in the following years led him to found Southwest TV (“SWTV”) in 1984 and become recognized as the industry leader in integrating state of the art video recording technology in mobile production facilities.

SWTV designed, constructed and operated multiple state of the art analog, digital and high definition mobile video recording studios and was the first company in the world to integrate CCD cameras, the standard today, into mobile television recording studios. During his tenure as Chairman and CEO of SWTV, Larry secured and oversaw production contracts with major network and cable companies including ABC, CBS and NBC for hundreds of high profile network events including the Oscars, Grammy’s, Super Bowls, Olympic games, State of the Union Addresses, Presidential Inaugurations, Word Series and Stanley Cups.

Mr. Meyers also served as CEO of Archive Digital which developed and integrated one of the first automated audio/video library management systems, which was used for such events as the 2000 Sydney Olympics, the US Open Tennis Tournament, the Super Bowl and the Masters Golf Tournament.

In 2001, Mr. Meyers technical expertise and industry relationships led him into a partnership agreement with CBS to develop a 360 degree robotic camera replay system which was utilized in such events as the Super Bowl, Stanley Cup, World Cup Soccer, and Japanese All Star Baseball event.

Mr. Meyers has been appointed as Vice President, video engineering of Studio One to oversee the video recording methods, technologies and equipment utilized in Studio One’s recording studios. Mr. Meyers will work in concert with Mr. Randy Stultz of Heuristic Design Labs, Inc. who is heading-up the design, engineering and manufacture of the Studio One kiosks and Mr. Shelly Yakus, Vice President, audio engineering, who is overseeing the acoustical design and audio recording/mixing technologies.

Studio One Entertainment, Inc. is a Scottsdale, Arizona based company that is engaged in the design and manufacturing of a proprietary (patents pending), self contained interactive audio/video recording and conferencing studio designed for installation in shopping malls and other high traffic public areas. The Studio One™ Kiosk will enable the public, for a fee, to record their video and voice images in a portable state-of-the-art recording studio environment and enter their performances in music, modeling and other talent related contests.

The Registrant has recently entered into an agreement to purchase 100% of Studio One Entertainment, Inc of Scottsdale, Arizona, in a one-for-one, stock-for-stock transaction. Studio One Entertainment, Inc. owns the proprietary audio/video recording and conferencing technologies, studio design and related concepts. The purchase is subject only to the delivery of an audit of Studio One Entertainment, Inc., which will be prepared by the audit firm of Moore & Associates CHTD.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STUDIO ONE MEDIA, INC.
(f/k/a Dimensional Visions Incorporated)
Dated September 11, 2006	By:	/s/ Preston J. Shea
Name: Preston J. Shea
Title: President